Exhibit 99.1

For Information Contact

At Greater Bay Bancorp:	At Silverman Heller Associates:
Byron A. Scordelis, President and CEO	Philip Bourdillon/Gene Heller
(650) 838-6101	(310) 208-2550
James S. Westfall, EVP and CFO
(650) 838-6108

FOR IMMEDIATE RELEASE

GREATER BAY BANCORP REPORTS

FINANCIAL RESULTS

FOR THE THIRD QUARTER OF 2006

EAST PALO ALTO, Calif., October 30, 2006 – Greater Bay Bancorp (Nasdaq: GBBK), a $7.3 billion in assets financial services holding company, today announced results for the third quarter and nine months ended September 30, 2006.

For the third quarter of 2006, the Company’s net income was $18.5 million, or $0.32 per diluted common share, compared to $25.6 million, or $0.44 per diluted common share, for the third quarter of 2005, and $25.1 million, or $0.46 per diluted common share, for the second quarter of 2006. For the first nine months of 2006, net income was $69.5 million, or $1.24 per diluted common share, compared to $69.8 million, or $1.16 per diluted common share for the first nine months of 2005.

Operating results for the quarter reflected the recognition of approximately $7.0 million of notable expenses which included the following: $3.2 million of unamortized debt issuance costs that were written off in connection with the redemption of trust preferred securities in August 2006; $2.5 million in combined expenses related to the rebranding of regional banking identities, consulting costs related to the previously disclosed self-initiated review of historical stock option practices, and transitional costs related to the outsourcing of the Company’s mainframe data processing operations; and $1.3 million in costs at ABD related to severance and expenses associated with the opening of ABD’s new office in Oregon.

For the third quarter of 2006, the Company’s return on average common equity, annualized, was 10.15% compared to 15.13% for the third quarter of 2005, and 14.29% for the second quarter of 2006. Return on average common equity, annualized, for the first nine months of 2006 was 13.22% compared to 13.96% for the same period in 2005. Return on average assets, annualized, for the third quarter of 2006 was 1.00% compared to 1.41% for the third quarter of 2005, and 1.41% for the second quarter of 2006. Return on average assets, annualized, was 1.29% for the first nine months of 2006 compared to 1.32% for the same period in 2005.

“Our performance for the quarter was marked by the confluence of several non-core or otherwise notable expenses which impacted our bottom line results,” stated Byron A. Scordelis, President and Chief Executive Officer of Greater Bay Bancorp. “On a more sustained basis, we are pleased to note the continuation of both solid loan growth and exemplary credit quality during the most recent period. In the insurance brokerage area, organic revenue growth was

Greater	Bay Bancorp Reports Financial Results for the Third Quarter of 2006

October 30, 2006

once again favorable at ABD, and the Bank successfully completed the outsourcing of its mainframe operations which will contribute to our broader and ongoing cost reduction efforts in the future.”

“While period-end core deposit totals once again declined, effectively all of that reduction occurred in the volatile title company, venture capital, and 1031 exchange specialty deposit areas which extended a cyclical trend that has been evident for several quarters,” Mr. Scordelis continued. “With both the growth and quality of our loan portfolio well in hand, we are intently focused on operating expense containment as well as long term growth and value in our core deposit base as being key elements to drive our future earnings performance.”

Net Interest Income and Margin

Net interest income for the third quarter of 2006 decreased to $63.8 million from $68.0 million in the third quarter of 2005, and decreased from $65.8 million in the second quarter of 2006. Net interest income for the first nine months of 2006 decreased to $196.2 million from $199.5 million for the same period of 2005.

The net interest margin (on a fully tax-equivalent basis) for the third quarter of 2006 was 3.97%, compared to 4.32% for the third quarter of 2005 and 4.26% for the second quarter of 2006. The net interest margin (on a fully tax equivalent basis) for the first nine months of 2006 was 4.20% compared to 4.34% for the same period in 2005.

“About half of the third quarter reduction in net interest margin resulted from the combined effect of continued loan growth, core deposit attrition, and upward pressure on core deposit costs,” stated James Westfall, Executive Vice President and Chief Financial Officer. “The remaining change largely resulted from growth in our investment portfolio, a period-to-period decline in deferred interest recognition and prepayment fees, and a temporary increase in cash and cash equivalents. We currently anticipate that our margin for the fourth quarter will remain stabilized at or near third quarter levels which has been reflected in our revised margin outlook for the full year,” he concluded.

Non-Interest Income

Non-interest income for the third quarter of 2006 increased to $55.5 million compared to $54.5 million in the third quarter of 2005. This change was primarily attributable to a $1.8 million increase in insurance brokerage commissions and fees.

Non-interest income for the third quarter of 2006 decreased by $1.3 million compared to the second quarter of 2006. This reduction was primarily attributable to a $3.6 million reduction in warrant portfolio income, partially offset by a $1.5 million increase in insurance commissions and fees.

Non-interest income for the first nine months of 2006 increased to $172.3 million from $158.9 million for the same period of 2005. This change was primarily attributable to an increase in insurance brokerage commissions and fees of $9.6 million and an increase in other income of $3.6 million including $3.9 million of warrant portfolio appreciation.

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Greater	Bay Bancorp Reports Financial Results for the Third Quarter of 2006

October 30, 2006

Non-interest income as a percentage of total revenues for the third quarter of 2006 was 46.5%, compared to 44.5% for the third quarter of 2005 and 46.3% for the second quarter of 2006. Non-interest income as a percentage of total revenues for the first nine months of 2006 was 46.7%, compared to 44.3% for the same period one year ago.

“We are encouraged by the continued revenue growth being achieved by ABD in the face of ongoing pressures on premium levels in the property and casualty and workers’ compensation areas,” commented Mr. Scordelis. “Of equal significance, ABD entered the Oregon market by opening a new office in Eugene during the quarter, continuing ABD’s progress in implementing its strategic objective of achieving a preeminent presence and share position on the West Coast.”

Operating Expenses

Operating expenses for the third quarter of 2006 increased to $91.1 million from $84.6 million in the third quarter of 2005. Operating expenses for the third quarter of 2006 increased to $91.1 million from $84.5 million in the second quarter of 2006. This expense growth was primarily attributable to the following:

•	Write-off of $3.2 million in unamortized debt issuance costs associated with the redemption of trust preferred securities,

•	Combined costs of $2.5 million associated with the rebranding of banking identities, consulting costs related to the previously disclosed self-initiated review of historical stock option practices, and outsourcing of the Company’s mainframe computer operations, and

•	Costs of $1.3 million at ABD related to severance and expenses associated with the opening of its new office in Oregon.

Operating expenses for the first nine months of 2006 increased to $267.7 million from $249.7 million for the first nine months of 2005. In addition to the items noted above, expense growth during this period was also attributable to:

•	Expenses of $10.2 million representing the full year impact in 2006 of expenses resulting from the Lucini/Parish acquisition in May 2005 and ABD’s opening of new office locations in San Diego and Denver, and

•	Expenses of $2.3 million due to accelerated vesting of restricted stock and adoption of FAS 123R.

“In the current cyclical period of margin and revenue pressure, cost rationalization is clearly of increased importance. As a result of focused expense reduction initiatives currently underway, we fully expect total normalized core operating expenses to decrease in 2007 from actual 2006 levels,” stated Mr. Scordelis.

Credit Quality Overview

Net loan charge-offs in the third quarter of 2006 were $0.2 million, or 0.02% of average loans, annualized, compared to $3.1 million, or 0.26% of average loans, for the third quarter of 2005 and $2.7 million, or 0.23% of average loans, for the second quarter of 2006. Net loan charge-offs for the first nine months of 2006 were $2.9 million, or 0.08% of average loans, annualized, compared to $10.1 million or 0.29% for the same period in 2005.

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Greater	Bay Bancorp Reports Financial Results for the Third Quarter of 2006

October 30, 2006

Provision for credit losses was a negative provision of $0.4 million for the third quarter of 2006, compared to a negative provision of $3.4 million for the third quarter of 2005, and a negative provision of $1.9 million for the second quarter of 2006. The provision for the first nine months of 2006 was a negative $8.3 million, compared to a negative $2.8 million for the first nine months of 2005.

Non-performing assets were $29.7 million at September 30, 2006, compared to $73.1 million at September 30, 2005 and $32.6 million at June 30, 2006. The ratio of non-performing assets to total assets was 0.40% at September 30, 2006, compared to 1.03% at September 30, 2005 and 0.44% at June 30, 2006. The ratio of non-accrual loans to total loans was 0.60% at September 30, 2006, compared to 1.53% at September 30, 2005 and 0.68% at June 30, 2006.

Allowance for loan and lease losses was $71.3 million, or 1.48% of total loans at September 30, 2006, compared to $92.9 million, or 1.98% of total loans, at September 30, 2005 and $71.7 million, or 1.50% of total loans, at June 30, 2006.

“We continue to be pleased with the quality of our credit portfolio,” commented Mr. Scordelis. “Non-performing loan levels continued their downward trend, and now stand fully sixty percent below the dollar level of one year ago. Net charge-offs were also extremely well contained. An assessment of these and other key credit metrics gave rise to our decision to favorably adjust our guidance in this area for the full year of 2006,” he concluded.

Balance Sheet

At September 30, 2006, total assets were $7.3 billion, total net loans were $4.8 billion, total securities were $1.6 billion, and total deposits were $5.1 billion.

Total loans net of deferred costs and fees increased by $149.6 million from September 30, 2005 to September 30, 2006. This growth reflects increases of $143.4 million in real estate construction and land loans, and $131.0 million in commercial loans. These increases were partially offset by decreases of $70.1 million in the commercial term real estate loan portfolio, $38.6 million in real estate other and $36.9 million in consumer and other loans.

Total loans net of deferred costs and fees increased by $61.7 million from June 30, 2006 to September 30, 2006, representing an annualized growth rate of 5.12% for the quarter. This growth reflects an increase of $63.9 in commercial loans and $22.0 million in commercial term real estate loans, partially offset by decreases of $22.7 million in consumer and other loans and $9.0 million in construction and land loans.

“We are pleased with our fourth consecutive quarter of core loan expansion, particularly since this growth was once again concentrated in the targeted area of commercial lending. With our specialty finance business activity remaining strong and our community banking business posting tangible growth during the period, we continue to track to the expectations reflected in our existing guidance,” indicated Mr. Scordelis.

Securities totaled $1.6 billion as of September 30, 2006, compared to $1.5 billion at September 30, 2005 and $1.6 billion at June 30, 2006.

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Greater	Bay Bancorp Reports Financial Results for the Third Quarter of 2006

October 30, 2006

Core deposits (excluding institutional and brokered deposits) at September 30, 2006 decreased by $479.8 million compared to September 30, 2005 and decreased by $154.6 million compared to June 30, 2006.

According to Mr. Scordelis, “While core deposit levels continue to be affected by the volatility of large specialty accounts and upward pressure on core deposit costs, we are encouraged that money market account totals in our community banking area remained virtually flat during the quarter. Given this overall challenging environment, we have redoubled our focus on steps aimed at ensuring the restoration of well-priced growth in our deposit portfolio,” he added.

Capital Overview

The capital ratios of Greater Bay Bancorp and its subsidiary bank continue to exceed minimum well-capitalized guidelines established by bank regulatory agencies.

The Company’s common equity to assets ratio was 10.01% at September 30, 2006, compared to 9.43% at September 30, 2005 and 9.66% at June 30, 2006. The Company’s tangible common equity to tangible assets ratio was 6.34% at September 30, 2006, compared to 5.58% at September 30, 2005 and 5.96% at June 30, 2006.

Other Matters

In September 2006, the SEC staff issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (SAB 108). The Company will adopt SAB 108 as of December 31, 2006 and initially apply its provisions using the cumulative effect transition method in connection with the preparation of its annual financial statements for the year ending December 31, 2006.

Upon adoption of SAB 108, the Company expects to increase net income for the year ending December 31, 2006 by approximately $1.3 million and, as of January 1, 2006, record an increase to common stock of approximately $3.4 million and a reduction in retained earnings of approximately $4.7 million. The increase in net income results from the reversal of entries recorded during the first and second quarters of 2006 to correct immaterial errors related to periods prior to 2006. The increase in common stock relates to previously uncorrected errors in recording tax benefits arising from stock option tax deductions during the years 1996 through 2005.

Outlook for 2006

Our full year guidance for 2006 has been updated as follows:

•	Core Loan Growth – based on the current forecast of moderate economic growth in our primary market area, we anticipate core loan portfolio growth in the mid to high single digit range.

•	Core Deposit Growth – we do not currently contemplate a near-term recovery of the core deposit outflow experienced in the first nine months of 2006, and now expect core deposit totals to remain flat for the balance of the year relative to the quarter end balance at September 30, 2006.

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Greater	Bay Bancorp Reports Financial Results for the Third Quarter of 2006

October 30, 2006

•	Credit Quality – based on our continued credit risk management and the current economic outlook, we anticipate full year net charge-offs to range from 12 basis points to 15 basis points of average loans outstanding.

•	Net Interest Margin – based on the Company’s anticipated core loan growth and core deposit stability and its neutral interest rate sensitivity position, we expect the full year margin level to fluctuate in the 4.10% to 4.15% range.

Conference Call

The Company will broadcast its earnings conference call live via the Internet at 8:00 a.m. (PST) on Monday, October 30, 2006. Participants may access this conference call through the Company’s website at http://www.gbbk.com, under the “Investor Info” link, or through http://www.earnings.com. You should go to either of these websites 15 minutes prior to the start of the call, as it may be necessary to download audio software to hear the conference call.

A replay of the conference call will be available on the websites. A telephone replay will also be available beginning at 11:00 a.m. PST on October 30, 2006 through 9:00 p.m. PST on November 6, 2006, by dialing 800-642-1687 or 706-645-9291 and providing Conference ID 9745265.

About Greater Bay Bancorp

Greater Bay Bancorp, a diversified financial services holding company, provides community banking services in the Greater San Francisco Bay Area through Greater Bay Bank, N.A.’s community banking organization, including Bank of Petaluma, Coast Commercial Bank, Golden Gate Bank, Mid-Peninsula Bank, Mt. Diablo National Bank, Peninsula Bank of Commerce and Santa Clara Valley National Bank. Nationally, Greater Bay Bancorp provides specialized leasing and loan services through its specialty finance group, which includes Matsco, CAPCO and Greater Bay Capital. ABD Insurance and Financial Services, the Company’s insurance brokerage subsidiary, provides commercial insurance brokerage, employee benefits consulting and risk management solutions to business clients throughout the United States.

Safe Harbor

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to the Company’s current expectations regarding future operating results, net interest margin, net loan charge-offs, asset quality, level of loan loss reserves, growth in loans and deposits, the strength of the local economy and the Company’s intent to adopt SAB 108 as of December 31, 2006. These forward looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward looking statements. These risks and uncertainties include, but are not limited to: (1) the impact of changes in interest rates, a decline in economic conditions at the local, national and international levels and increased competition among financial service providers on the Company’s results of operations and the quality of the Company’s earning assets; (2) government regulation, including ABD’s receipt of requests for information from state insurance commissioners and subpoenas from

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Greater	Bay Bancorp Reports Financial Results for the Third Quarter of 2006

October 30, 2006

state attorneys general related to the ongoing insurance industry-wide investigations into contingent commissions and override payments; and (3) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2005. Greater Bay does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

For additional information and press releases about Greater Bay Bancorp, visit the Company’s website at http://www.gbbk.com.

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Greater Bay Bancorp Reports Financial Results for the Third Quarter of 2006

GREATER BAY BANCORP

September 30, 2006 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars and shares in 000’s, except per share data)

SELECTED QUARTERLY CONSOLIDATED OPERATING DATA:

	Third Quarter 2006	Second Quarter 2006	First Quarter 2006	Fourth Quarter 2005	Third Quarter 2005
Interest income	$113,916	$108,321	$103,754	$102,225	$100,710
Interest expense	50,142	42,487	37,134	34,478	32,714

Net interest income before (recovery of) / provision for credit losses	63,774	65,834	66,620	67,747	67,996
(Recovery of) / provision for credit losses	(443)	(1,886)	(6,004)	(10,491)	(3,352)

Net interest income after (recovery of) / provision for credit losses	64,217	67,720	72,624	78,238	71,348

Non-interest income:
Insurance commissions and fees	41,757	40,235	44,969	37,071	39,974
Rental revenue on operating leases	4,632	4,790	5,264	4,906	4,901
Service charges and other fees	2,363	2,368	2,540	2,533	2,496
Loan and international banking fees	1,960	1,718	1,795	1,919	1,663
Income on bank owned life insurance	2,038	1,922	1,911	1,869	1,877
Trust fees	1,059	1,127	1,055	1,101	1,074
Gains on sale of loans	(14)	—	—	172	100
Security gains, net	40	5	168	—	43
Other income	1,617	4,605	2,331	3,438	2,361

Total non-interest income	55,452	56,770	60,033	53,009	54,489

Operating expenses:
Compensation and benefits	52,548	51,500	57,929	51,455	50,745
Occupancy and equipment	11,896	12,241	11,322	11,285	11,278
Legal costs and other professional fees	5,074	3,884	3,753	5,295	4,671
Depreciation - operating leases	3,665	3,917	4,091	4,013	4,108
Amortization of intangibles	1,678	1,689	1,640	1,835	1,886
Other expenses	16,220	11,255	13,379	12,476	11,936

Total operating expenses	91,081	84,486	92,114	86,359	84,624

Income before provision for income taxes and cumulative effect of accounting change	28,588	40,004	40,543	44,888	41,213
Provision for income taxes	10,076	14,886	14,772	17,433	15,626

Income before cumulative effect of accounting change	18,512	25,118	25,771	27,455	25,587
Cumulative effect of accounting change, net of tax (1)	—	—	130	—	—

Net income	$18,512	$25,118	$25,901	$27,455	$25,587

EARNINGS PER SHARE DATA:
Net Income per common share before cumulative effect of accounting change (2)
Basic	$0.33	$0.46	$0.48	$0.51	$0.47
Diluted	$0.32	$0.46	$0.46	$0.48	$0.44

Net Income per common share after cumulative effect of accounting change (2)
Basic	$0.33	$0.46	$0.48	$0.51	$0.47
Diluted	$0.32	$0.46	$0.46	$0.48	$0.44

Weighted average common shares outstanding	50,423	50,188	49,802	50,251	50,698
Weighted average common & potential common shares outstanding	51,366	51,173	52,727	53,370	54,010

GAAP ratios
Return on quarterly average assets, annualized	1.00%	1.41%	1.47%	1.53%	1.41%
Return on quarterly average common shareholders’ equity, annualized	10.15%	14.29%	15.42%	16.25%	15.13%
Return on quarterly average total equity, annualized	8.89%	12.47%	13.39%	14.09%	13.12%
Net interest margin, annualized (3)	3.97%	4.26%	4.35%	4.36%	4.32%
Operating expense ratio, annualized (4)	4.92%	4.75%	5.24%	4.81%	4.67%
Efficiency ratio (5)	76.39%	68.91%	72.73%	71.52%	69.09%

NON-GAAP ratios
Efficiency ratio (excluding ABD & other ABD expenses paid by holding company) (6)	69.63%	59.53%	67.76%	62.31%	59.50%

__________

(1)    Effective January 1, 2006, the Company adopted SFAS No.123 (revised 2004), Share-Based Payment (“SFAS 123R”), as a result of which the Company recognized a one-time cumulative adjustment, to record an estimate of future forfeitures on outstanding equity based awards for which compensation expense had been recognized prior to adoption.

(2)    The following table provides a reconciliation of income available to common shareholders before and after cumulative effect of accounting change. Additionally, the Company’s outstanding convertible preferred stock was antidilutive for all periods presented.

Income before cumulative effect of accounting change as reported	$18,512	$25,118	$25,771	$27,455	$25,587
Less: dividends on convertible preferred stock	(1,832)	(1,822)	(1,832)	(1,825)	(1,834)

Income available to common shareholders before cumulative effect of accounting change	16,680	23,296	23,939	25,630	23,753
Add: CODES interest and other related income/(loss), net of taxes	—	—	59	(99)	76

Income available to common shareholders before cumulative effect of accounting change	16,680	23,296	23,998	25,531	23,829
Cumulative effect of accounting change, net of tax	—	—	130	—	—

Income available to common shareholders after cumulative effect of accounting change	$16,680	$23,296	$24,128	$25,531	$23,829

Weighted average common shares outstanding	50,423	50,188	49,802	50,251	50,698
Weighted average potential common shares:
Stock options	943	985	946	939	878
CODES due 2024	—	—	1,979	2,180	2,426
CODES due 2022	—	—	—	—	8

Total weighted average common & potential common shares outstanding	51,366	51,173	52,727	53,370	54,010

(3) Net interest income (on a tax equivalent basis) for the period, annualized and divided by average quarterly interest earning assets for the period.
(4) Total operating expenses for the period, annualized and divided by average quarterly assets.
(5) Total operating expenses divided by total revenue (the sum of net interest income and non-interest income, excluding provision for credit losses).
(6) Total operating expenses less ABD operating expenses divided by total revenue less ABD revenue. The following table provides the information for calculating the efficiency ratio excluding ABD:

Revenue (excluding ABD)	$77,083	$82,180	$81,183	$83,614	$81,796
Operating expenses (excluding ABD & other ABD expenses paid by holding company)	$53,670	$48,922	$55,010	$52,102	$48,667

Greater	Bay Bancorp Reports Financial Results for the Third Quarter of 2006

GREATER BAY BANCORP

September 30, 2006 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars and shares in 000’s, except per share data)

SELECTED QUARTERLY CONSOLIDATED OPERATING DATA:

	Nine Months Ended September 30,
	2006	2005
Interest income	$325,991	$288,558
Interest expense	129,763	89,095

Net interest income before (recovery of) / provision for credit losses	196,228	199,463
(Recovery of) / provision for credit losses	(8,333)	(2,778)

Net interest income after (recovery of) / provision for credit losses	204,561	202,241

Non-interest income:
Insurance commissions and fees	126,961	117,319
Rental revenue on operating leases	14,686	13,396
Service charges and other fees	7,271	7,915
Loan and international banking fees	5,473	5,789
Income on bank owned life insurance	5,871	5,679
Trust fees	3,241	3,200
Gains on sale of loans	(14)	306
Security gains, net	213	342
Other income	8,553	4,977

Total non-interest income	172,255	158,923

Operating expenses:
Compensation and benefits	161,977	149,202
Occupancy and equipment	35,459	32,838
Legal costs and other professional fees	12,711	12,720
Depreciation - operating leases	11,673	11,213
Amortization of intangibles	5,007	6,041
Other expenses	40,854	37,688

Total operating expenses	267,681	249,702

Income before provision for income taxes and cumulative effect of accounting change	109,135	111,462
Provision for income taxes	39,734	41,690

Income before cumulative effect of accounting change	69,401	69,772
Cumulative effect of accounting change, net of tax (1)	130	—

Net income	$69,531	$69,772

EARNINGS PER SHARE DATA:
Net Income per common share before cumulative effect of accounting change (2)
Basic	$1.27	$1.26
Diluted	$1.24	$1.16

Net Income per common share after cumulative effect of accounting change (2)
Basic	$1.28	$1.26
Diluted	$1.24	$1.16

Weighted average common shares outstanding	50,159	50,891
Weighted average common & potential common shares outstanding	51,536	55,824

GAAP ratios
Return on YTD average assets, annualized	1.29%	1.32%
Return on YTD common shareholders’ equity, annualized	13.22%	13.96%
Return on YTD average total equity, annualized	11.53%	12.09%
Net interest margin, annualized (3)	4.20%	4.34%
Operating expense ratio, annualized (4)	4.97%	4.72%
Efficiency ratio (5)	72.64%	69.67%

NON-GAAP ratios
Efficiency Ratio (excluding ABD & other ABD expenses paid by holding company) (6)	65.55%	62.53%

___________

(1)    Effective January 1, 2006, the Company adopted SFAS No.123 (revised 2004), Share-Based Payment (“SFAS 123R”), as a result of which the Company recognized a one-time which the Company recognized a one-time cumulative adjustment, to record an estimate of future forfeitures on outstanding equity based awards for which compensation expense had been recognized prior to adoption.

(2)    The following table provides a reconciliation of income available to common shareholders before and after cumulative effect of accounting change. Additionally, the Company’s outstanding convertible preferred stock was antidilutive for all periods presented.

Income before cumulative effect of accounting change as reported	$69,401	$69,772
Less: dividends on convertible preferred stock	(5,486)	(5,515)

Net Income available to common shareholders before cumulative effect of accounting change	63,915	64,257
Add: CODES interest and other related income/(loss), net of taxes	59	366

Income available to common shareholders before cumulative effect of accounting change	63,974	64,623
Cumulative effect of accounting change, net of tax	130	—

Income available to common shareholders after cumulative effect of accounting change	$64,104	$64,623

Weighted average common shares outstanding	50,159	50,891
Weighted average potential common shares:
Stock options	725	927
CODES due 2024	652	3,993
CODES due 2022	—	13

Total weighted average common & potential common shares outstanding	51,536	55,824

(3) Net interest income (on a tax equivalent basis) for the period, annualized and divided by average quarterly interest earning assets for the period.
(4) Total operating expenses for the period, annualized and divided by average quarterly assets.
(5) Total operating expenses divided by total revenue (the sum of net interest income and non-interest income, excluding provision for credit losses).
(6) Total operating expenses less ABD operating expenses divided by total revenue less ABD revenue. The following information is for calculating the efficiency ratio excluding ABD:

Revenue (Excluding ABD)	$240,446	$239,730
Operating Expenses (Excluding ABD & other ABD expenses paid by holding company)	$157,602	$149,904

Greater	Bay Bancorp Reports Financial Results for the Third Quarter of 2006

GREATER BAY BANCORP

September 30, 2006 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars in 000’s)

SELECTED CONSOLIDATED FINANCIAL CONDITION DATA AND RATIOS:

	Sep 30 2006	Jun 30 2006	Mar 31 2006	Dec 31 2005	Sep 30 2005
Cash and cash equivalents	$160,572	$198,716	$167,203	$152,153	$153,284
Fed funds sold	—	36,000	—	—	20,000
Securities	1,572,109	1,565,732	1,468,123	1,493,584	1,487,935
Loans:
Commercial (1)	2,136,235	2,072,334	2,046,402	2,052,049	2,005,198
Term real estate - commercial	1,362,794	1,340,762	1,389,635	1,389,329	1,432,939

Total commercial (1)	3,499,029	3,413,096	3,436,037	3,441,378	3,438,137
Real estate construction and land	753,416	762,409	688,086	644,883	609,969
Residential mortgage	277,038	275,332	271,658	266,263	258,268
Real estate other	223,373	217,889	230,190	263,164	261,969
Consumer and other (1)	79,131	101,821	100,468	109,168	116,026
Deferred costs and fees, net (1)	4,278	4,066	3,285	3,113	2,344

Total loans, net of deferred costs and fees (1)	4,836,265	4,774,613	4,729,724	4,727,969	4,686,713
Allowance for loan and lease losses	(71,323)	(71,689)	(74,568)	(82,159)	(92,857)

Total loans, net	4,764,942	4,702,924	4,655,156	4,645,810	4,593,856
Goodwill	242,687	243,343	242,728	243,289	236,511
Other intangible assets	44,515	46,227	48,005	49,741	51,739
Other assets	548,530	576,712	527,291	536,392	529,983

Total assets	$7,333,355	$7,369,654	$7,108,506	$7,120,969	$7,073,308

Deposits:
Demand, noninterest-bearing	$980,050	$1,015,734	$1,004,575	$1,093,157	$1,066,536
MMDA, NOW and savings	2,613,387	2,734,656	2,957,354	3,000,647	3,003,159
Time deposits, $100,000 and over	784,557	776,712	782,891	741,682	750,406
Other time deposits	681,104	495,131	363,941	223,053	195,315

Total deposits	5,059,098	5,022,233	5,108,761	5,058,539	5,015,416

Other borrowings	994,044	970,390	750,248	797,802	813,006
Subordinated debt	180,929	287,631	210,311	210,311	210,311
Other liabilities	249,553	261,907	232,866	265,607	252,510

Total liabilities	6,483,624	6,542,161	6,302,186	6,332,259	6,291,243

Minority interest:
Peferred stock of real estate investment trust subsidiaries	12,821	12,780	12,739	12,699	12,658

Convertible preferred stock	103,094	103,096	103,097	103,387	102,706
Common shareholders’ equity	733,816	711,617	690,484	672,624	666,701

Total equity	836,910	814,713	793,581	776,011	769,407

Total liabilities and total equity	$7,333,355	$7,369,654	$7,108,506	$7,120,969	$7,073,308

RATIOS:

Loan growth, current quarter to prior year quarter	3.19%	0.72%	4.93%	5.34%	4.31%
Loan growth, current quarter to prior quarter, annualized	5.12%	3.81%	0.15%	3.49%	-4.50%
Loan growth, YTD	3.06%	1.99%	0.15%	5.34%	5.91%

Core loan growth, current quarter to prior year quarter (2)	3.90%	1.32%	1.39%	0.57%	-1.13%
Core loan growth, current quarter to prior quarter, annualized (2)	5.91%	4.47%	0.66%	4.30%	-4.09%
Core loan growth, YTD (2)	3.73%	2.58%	0.66%	0.57%	-0.68%

Deposit growth, current quarter to prior year quarter	0.87%	2.93%	2.26%	-0.87%	-3.47%
Deposit growth, current quarter to prior quarter, annualized	2.91%	-6.79%	4.03%	3.41%	11.07%
Deposit growth, YTD	0.01%	-1.45%	4.03%	-0.87%	-2.29%

Core deposit growth, current quarter to prior year quarter (3)	-10.48%	-6.63%	-5.78%	-5.03%	-6.45%
Core deposit growth, current quarter to prior quarter, annualized (3)	-14.43%	-19.72%	-8.31%	-1.02%	2.02%
Core deposit growth, YTD (3)	-13.71%	-13.84%	-8.31%	-5.03%	-6.40%

Revenue growth, current quarter to prior year quarter (4)	-2.66%	2.46%	8.96%	7.03%	3.77%
Revenue growth, current quarter to prior quarter, annualized (4)	-10.93%	-12.82%	19.80%	-5.60%	9.35%

Net interest income growth, current quarter to prior year quarter	-6.21%	0.63%	0.88%	-0.52%	-3.23%
Net interest income growth, current quarter to prior quarter, annualized	-12.41%	-4.73%	-6.75%	-1.45%	15.59%

(1)	In Q3 2006, $15.4 million of deferred costs and fees on leases were reclassified from commercial loans and consumer and other loans into net deferred costs and fees. Prior periods have been changed to conform to this presentation.
(2)	Core loans calculated as total loans less purchased residential mortgage loans.
(3)	Core deposits calculated as total deposits less institutional and brokered time deposits.
(4)	Revenue is the sum of net interest income before (recovery of) / provision for credit losses and total non-interest income.

Greater Bay Bancorp Reports Financial Results for the Third Quarter of 2006

GREATER BAY BANCORP

September 30, 2006 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars in 000’s)

SELECTED AVERAGE BALANCE SHEET AND YIELD DATA:

	Three months ended
	September 30, 2006			June 30, 2006
Tax-Equivalent Basis (1)	Average balance (2)	Interest	Average yield / rate	Average balance (2)	Interest	Average yield / rate
INTEREST-EARNING ASSETS:
Fed funds sold	$33,141	$432	5.18%	$10,791	$128	4.77%
Securities:
Taxable	1,509,123	17,537	4.61%	1,433,756	16,030	4.48%
Tax-exempt (1)	91,142	1,590	6.92%	86,323	1,543	7.16%
Other short-term (3)	9,993	83	3.29%	9,348	46	1.99%
Loans (4)	4,785,791	94,781	7.86%	4,705,859	91,074	7.76%

Total interest-earning assets	6,429,190	114,423	7.06%	6,246,077	108,821	6.99%
Noninterest-earning assets	911,348	—		888,886	—

Total assets	$7,340,538	114,423		$7,134,963	108,821

INTEREST-BEARING LIABILITIES:
Deposits:
MMDA, NOW and Savings	$2,719,915	17,036	2.48%	$2,807,337	15,094	2.16%
Time deposits over $100,000	787,289	9,506	4.79%	780,415	8,466	4.35%
Other time deposits	595,200	6,973	4.65%	414,765	4,381	4.24%

Total interest-bearing deposits	4,102,404	33,515	3.24%	4,002,517	27,941	2.80%
Short-term borrowings	299,675	3,674	4.86%	262,439	2,947	4.50%
CODES	—	—	0.00%	—	—	0.00%
Subordinated debt	251,677	5,355	8.44%	224,755	4,867	8.68%
Other long-term borrowings	579,694	7,598	5.20%	547,494	6,732	4.93%

Total interest-bearing liabilities	5,233,450	50,142	3.80%	5,037,205	42,487	3.38%
Noninterest-bearing deposits	993,457			1,013,577
Other noninterest-bearing liabilities	274,367			263,424
Minority Interest: Preferred stock of real estate investment trust subsidiaries	12,796			12,756
Shareholders’ equity	826,468			808,001

Total shareholders’ equity and liabilities	$7,340,538	50,142		$7,134,963	42,487

Net interest income, on a tax-equivalent basis (1)		64,281			66,334

Net interest margin (5)			3.97%			4.26%

Reconciliation to reported net interest income:

Adjustment for tax equivalent basis		(507)			(500)

Net interest income, as reported		$63,774			$65,834

(1)	Income from tax-exempt securities issued by state and local governments or authorities, is adjusted by an increment that equates tax-exempt income to tax equivalent basis (assuming a 35% federal income tax rate).
(2)	Nonaccrual loans are included in the average balance.
(3)	Includes average interest-earning deposits in other financial institutions.
(4)	Amortization of deferred loan fees, net of the amortization of deferred costs, resulted in an increase of interest income on loans by $364,000 and $602,000, for the three months ended September 30, 2006 and June 30, 2006, respectively.
(5)	Net interest margin during the period equals (a) the difference between tax-equivalent interest income on interest-earning assets and the interest expense on interest-bearing liabilities, divided by (b) average interest-earning assets for the period, annualized.

Greater	Bay Bancorp Reports Financial Results for the Third Quarter of 2006

GREATER BAY BANCORP

September 30, 2006 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars in 000’s)

SELECTED AVERAGE BALANCE SHEET AND YIELD DATA:

	Three months ended
	September 30, 2006			September 30, 2005
Tax-Equivalent Basis (1)	Average balance (2)	Interest	Average yield / rate	Average balance (2)	Interest	Average yield / rate
INTEREST-EARNING ASSETS:
Fed funds sold	$33,141	$432	5.18%	$45,033	$384	3.38%
Securities:
Taxable	1,509,123	17,537	4.61%	1,446,353	15,117	4.15%
Tax-exempt (1)	91,142	1,590	6.92%	82,724	1,514	7.27%
Other short-term (3)	9,993	83	3.29%	11,923	59	1.96%
Loans (4)	4,785,791	94,781	7.86%	4,699,570	84,135	7.10%

Total interest-earning assets	6,429,190	114,423	7.06%	6,285,603	101,209	6.39%
Noninterest-earning assets	911,348	—		902,363	—

Total assets	$7,340,538	114,423		$7,187,966	101,209

INTEREST-BEARING LIABILITIES:
Deposits:
MMDA, NOW and Savings	$2,719,915	17,036	2.48%	$3,004,193	13,042	1.72%
Time deposits over $100,000	787,289	9,506	4.79%	729,040	5,562	3.03%
Other time deposits	595,200	6,973	4.65%	180,933	1,172	2.57%

Total interest-bearing deposits	4,102,404	33,515	3.24%	3,914,166	19,776	2.00%
Short-term borrowings	299,675	3,674	4.86%	350,989	3,290	3.72%
CODES	—	—	0.00%	93,304	131	0.56%
Subordinated debt	251,677	5,355	8.44%	210,311	4,446	8.39%
Other long-term borrowings	579,694	7,598	5.20%	417,583	5,071	4.82%

Total interest-bearing liabilities	5,233,450	50,142	3.80%	4,986,353	32,714	2.60%
Noninterest-bearing deposits	993,457			1,132,668
Other noninterest-bearing liabilities	274,367			282,409
Minority Interest: Preferred stock of real estate investment trust subsidiaries	12,796			12,634
Shareholders’ equity	826,468			773,902

Total shareholders’ equity and liabilities	$7,340,538	50,142		$7,187,966	32,714

Net interest income, on a tax-equivalent basis (1)		64,281			68,495

Net interest margin (5)			3.97%			4.32%

Reconciliation to reported net interest income:

Adjustment for tax equivalent basis		(507)			(499)

Net interest income, as reported		$63,774			$67,996

(1)	Income from tax-exempt securities issued by state and local governments or authorities, is adjusted by an increment that equates tax-exempt income to tax equivalent basis (assuming a 35% federal income tax rate).
(2)	Nonaccrual loans are included in the average balance.
(3)	Includes average interest-earning deposits in other financial institutions.
(4)	Amortization of deferred loan fees, net of the amortization of deferred costs, resulted in an increase of interest income on loans by $364,000 and $841,000 for the three months ended September 30, 2006 and September 30, 2005, respectively.
(5)	Net interest margin during the period equals (a) the difference between tax-equivalent interest income on interest-earning assets and the interest expense on interest-bearing liabilities, divided by (b) average interest-earning assets for the period, annualized.

Greater Bay Bancorp Reports Financial Results for the Third Quarter of 2006

GREATER BAY BANCORP

September 30, 2006 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars in 000’s)

SELECTED AVERAGE BALANCE SHEET AND YIELD DATA:

	Year to date
	September 30, 2006			September 30, 2005
Tax-Equivalent Basis (1)	Average balance (2)	Interest	Average yield / rate	Average balance (2)	Interest	Average yield / rate
INTEREST-EARNING ASSETS:
Fed funds sold	$18,813	$692	4.92%	$38,412	$789	2.75%
Securities:
Taxable	1,456,380	49,191	4.52%	1,480,290	47,196	4.26%
Tax-exempt (1)	86,718	4,625	7.13%	84,012	4,472	7.12%
Other short-term (3)	9,701	164	2.26%	8,117	95	1.56%
Loans (4)	4,727,539	272,813	7.72%	4,581,382	237,486	6.93%

Total interest-earning assets	6,299,151	327,485	6.95%	6,192,213	290,038	6.26%
Noninterest-earning assets	903,335	—		886,871	—

Total assets	$7,202,486	327,485		$7,079,084	290,038

INTEREST-BEARING LIABILITIES:
Deposits:
MMDA, NOW and Savings	$2,824,987	46,202	2.19%	$3,130,250	39,596	1.69%
Time deposits over $100,000	774,767	25,294	4.36%	662,113	13,175	2.66%
Other time deposits	424,817	13,722	4.32%	151,668	2,625	2.31%

Total interest-bearing deposits	4,024,571	85,218	2.83%	3,944,031	55,396	1.88%
Short-term borrowings	283,572	9,604	4.53%	339,960	8,870	3.49%
CODES	24,758	101	0.55%	154,463	631	0.55%
Subordinated debt	229,066	14,779	8.63%	210,311	13,135	8.24%
Other long-term borrowings	534,221	20,061	5.02%	291,833	11,063	5.00%

Total interest-bearing liabilities	5,096,188	129,763	3.40%	4,940,598	89,095	2.41%
Noninterest-bearing deposits	1,016,102			1,089,518
Other noninterest-bearing liabilities	271,014			264,535
Minority Interest: Preferred stock of real estate investment trust subsidiaries	12,756			12,599
Shareholders’ equity	806,426			771,834

Total shareholders’ equity and liabilities	$7,202,486	129,763		$7,079,084	89,095

Net interest income, on a tax-equivalent basis (1)		197,722			200,943

Net interest margin (5)			4.20%			4.34%

Reconciliation to reported net interest income:

Adjustment for tax equivalent basis		(1,494)			(1,480)

Net interest income, as reported		$196,228			$199,463

(1)	Income from tax-exempt securities issued by state and local governments or authorities, is adjusted by an increment that equates tax-exempt income to tax equivalent basis (assuming a 35% federal income tax rate).
(2)	Nonaccrual loans are included in the average balance.
(3)	Includes average interest-earning deposits in other financial institutions.
(4)	Amortization of deferred loan fees, net of the amortization of deferred costs, resulted in an increase of interest income on loans by $1,211,000 and $838,000 for the nine months ended September 30, 2006 and September 30, 2005, respectively.
(5)	Net interest margin during the period equals (a) the difference between tax-equivalent interest income on interest-earning assets and the interest expense on interest-bearing liabilities, divided by (b) average interest-earning assets for the period, annualized.

Greater Bay Bancorp Reports Financial Results for the Third Quarter of 2006

GREATER BAY BANCORP

September 30, 2006 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars and shares in 000’s, except per share data)

SELECTED CONSOLIDATED CREDIT QUALITY DATA:

	Sep 30 2006	Jun 30 2006	Mar 31 2006	Dec 31 2005	Sep 30 2005
Nonperforming assets (1)
Commercial:
Matsco/GBC	$8,323	$7,257	$8,011	$8,883	$9,299
SBA	2,881	4,536	3,627	6,497	7,612
Other	6,458	4,775	9,184	9,142	7,578

Total commercial	17,662	16,568	20,822	24,522	24,489
Real estate:
Commercial	10,939	14,763	8,203	8,434	9,844
Construction and land	323	323	3,242	323	—
Other	—	3	7	33,312	33,777

Total real estate	11,262	15,089	11,452	42,069	43,621
Consumer and other	139	611	718	4,503	3,821

Total nonaccrual loans	29,063	32,268	32,992	71,094	71,931
OREO	—	—	—	—	—
Other nonperforming assets	603	361	438	631	1,153

Total nonperforming assets (1)	$29,666	$32,629	$33,430	$71,725	$73,084

Net loan charge-offs (recoveries) (2)	$223	$2,662	$43	$1,207	$3,098

Ratio of allowance for loan and lease losses to:
End of period loans	1.48%	1.50%	1.58%	1.74%	1.98%
Total nonaccrual loans	245.41%	222.17%	226.02%	115.56%	129.09%

Ratio of (recovery of ) / provision for credit losses to average loans, annualized	-0.04%	-0.16%	-0.52%	-0.89%	-0.28%

Total nonaccrual loans to total loans	0.60%	0.68%	0.70%	1.50%	1.53%
Total nonperforming assets to total assets	0.40%	0.44%	0.47%	1.01%	1.03%

Ratio of quarterly net loan charge-offs to average loans, annualized	0.02%	0.23%	0.00%	0.10%	0.26%
Ratio of YTD net loan charge-offs to YTD average loans	0.08%	0.12%	0.00%	0.24%	0.29%
___________ (1) Nonperforming assets include nonaccrual loans, other real estate owned and other nonperforming assets.
(2) Net loan charge-offs are loan charge-offs net of recoveries.

SELECTED QUARTERLY CAPITAL RATIOS AND DATA:
	Sep 30 2006	Jun 30 2006	Mar 31 2006	Dec 31 2005	Sep 30 2005
Tier 1 leverage ratio	10.63%	12.07%	10.77%	10.41%	10.23%
Tier 1 risk-based capital ratio	12.15%	13.49%	12.48%	12.01%	12.25%
Total risk-based capital ratio	13.40%	14.93%	13.73%	13.26%	13.51%
Total equity to assets ratio	11.41%	11.05%	11.16%	10.90%	10.88%
Common equity to assets ratio	10.01%	9.66%	9.71%	9.45%	9.43%

Tier I capital	$748,071	$824,154	$734,692	$708,563	$702,030
Total risk-based capital	$825,036	$911,802	$808,436	$782,525	$774,044
Risk weighted assets	$6,155,489	$6,108,101	$5,889,032	$5,900,425	$5,730,710

NON-GAAP RATIOS (1):

Tangible common equity to tangible assets - end of period (2)	6.34%	5.96%	5.86%	5.56%	5.58%
Tangible common book value per common share - end of period (3)	$8.75	$8.29	$7.95	$7.61	$7.51

Common book value per common share - end of period (4)	$14.38	$13.98	$13.73	$13.48	$13.22
Total common shares outstanding - end of period	51,047	50,917	50,288	49,906	50,425
___________ (1) The following table provides a reconciliation of common equity to tangible common equity and total assets to tangible assets:
Common shareholders’ equity	$733,816	$711,617	$690,484	$672,624	$666,701
Less: goodwill and other Intangible assets	(287,202)	(289,570)	(290,733)	(293,030)	(288,250)

Tangible common equity	$446,614	$422,047	$399,751	$379,594	$378,451

Total assets	$7,333,355	$7,369,654	$7,108,506	$7,120,969	$7,073,308
Less: goodwill and other intangible assets	(287,202)	(289,570)	(290,733)	(293,030)	(288,250)

Tangible assets	$7,046,153	$7,080,084	$6,817,773	$6,827,939	$6,785,058

(2) Computed as common shareholders’ equity, less goodwill and other intangible assets divided by tangible assets
(3) Computed as common shareholders’ equity, less goodwill and other intangible assets divided by total common shares outstanding - end of period
(4) Computed as common shareholders’ equity divided by common shares outstanding - end of period.